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                                                                    EXHIBIT 99.3


                         GOLDENBANKS OF COLORADO, INC.

                   Proxy for Special Meeting of Stockholders

     The undersigned hereby appoints Jack Brandt and Debra Mulcahy, and either of them, proxies, with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Goldenbanks of Colorado, Inc. ("Goldenbanks") to be held at The Table Mountain Inn, 1310 Washington Avenue, Golden, Colorado, at 2:00 p.m. on Monday, April 24, 1995, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

     (1) The approval of the Agreement and Plan of Reorganization between Goldenbanks and Norwest Corporation ("Norwest"), dated as of November 22, 1994, pursuant to which a wholly owned subsidiary of Norwest will be merged with Goldenbanks, with Goldenbanks as the surviving corporation, and each outstanding share of the common stock of Goldenbanks will be exchanged for shares of the common stock, par value $1 2/3 per share, of Norwest, as more fully described in the Proxy Statement-Prospectus accompanying this Proxy.

           FOR [_]      AGAINST [_]      ABSTAIN [_]

     (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                              The undersigned hereby acknowledges receipt of the Proxy Statement-Prospectus dated March __, 1995.

                              ____________________________________
                              Signature

                              ____________________________________
                              Signature

                              Dated _________________________, 1995

(Please mark, sign, date,    Please date and sign EXACTLY as name appears
and return this              on this card.  When shares are held jointly, all
proxy promptly in the        should sign.  When signing as personal
enclosed envelope.           representative, attorney, trustee, or guardian,
No postage required if       please give full title as such. If a corporation,
mailed in the U.S.A.)        please sign in full corporation name, by president
                             or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.